UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 12, 2015

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors or Certain Officers

Effective January 12, 2015, John Byrne, will no longer serve as General Manager, Computing and Graphics Business Group, or as a Section 16 officer, of Advanced Micro Devices, Inc. (“AMD”). He will be leaving AMD to pursue other opportunities. Mr. Byrne will remain with AMD as an employee until March 31, 2015 to assist with transition matters. Dr. Lisa T. Su, President and Chief Executive Officer, will be acting in the role of General Manager, Computing and Graphics Business Group, as AMD conducts an external search for this role.

Compensatory Arrangements of Certain Officers

On January 12, 2015, the Compensation Committee of the Board of Directors of AMD approved the following retention awards with respect to the Named Executive Officers of AMD (as set forth in AMD’s most recent proxy statement filed with the Securities and Exchange Commission on March 25, 2014) listed below:

Named Executive Officer	Restricted Stock Units
Devinder Kumar Senior Vice President and Chief Financial Officer	384,467

Mark D. Papermaster, Chief Technology Officer and Senior Vice President—Technology and Engineering	576,701

These restricted stock unit awards will be granted on January 22, 2015 under AMD’s 2004 Equity Incentive Plan, as amended. 33% of the restricted stock units will vest on January 15, 2017, and 67% of the restricted stock units will vest on January 15, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2015	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Harry A. Wolin
	Name:	Harry A. Wolin
	Title:	Senior Vice President, General Counsel and Secretary

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